As filed with the Securities and Exchange Commission on December 22, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kemper Investors Life Insurance Company

(Exact name of registrant as specified in its charter)

Illinois	36-3050975
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1400 American Lane Schaumburg, Illinois 60196 (847) 605-6120	6312
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Primary Standard Industrial Classification Code Number)

M. Douglas Close, Esq.

Kemper Investors Life Insurance Company

3003 – 77th Avenue, S.E.

Mercer Island, Washington 98040

(206) 275-8142

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

James P. Brennan, Sr., Esq. Kemper Investors Life Insurance Company 3003 - 77th Avenue, S.E. Mercer Island, Washington 98040 (206) 275-8143	Mary Jane Wilson-Bilik, Esq. Sutherland Asbill & Brennan LLP 1275 Pennsylvania Avenue, N.W. Washington, DC 20004 (202) 383-0660

Approximate date of commencement of proposed sale to the public:

as soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒  333-22389, 333-111497

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Market Value Adjusted Deferred Annuity Contracts and Participating Interests therein.	$10,000,000	(2)	$10,000,000	$1177.00

(1)	Pursuant to Rule 462(b) of the Securities Act of 1933, as amended, the amount of securities being registered herein represents no more than 20 percent of the $50,000,000 of securities registered under Registration Statement No. 333-22389.

(2)	These Contracts are not issued in predetermined amounts or units. $10,000,000 of market value adjusted interests under deferred annuity contracts previously were registered with a registration statement on Form S-3 (File No. 333-111497) for which a filing fee of $809.00 was previously paid, $2,017,814 of which are being carried forward pursuant to Rule 429. $50,000,000 of market value adjusted interests under deferred annuity contracts previously were registered with a registration statement on Form S-1 (File No. 333-22389) for which a filing fee of $15,151.52 was previously paid, $144,458 of which were carried forward pursuant to Rule 429 to File No. 333-111497.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Rule 462(b)”), for the sole purpose of registering additional interests under deferred variable annuity contracts previously described in the May 1, 2004 prospectuses contained in the Registrant’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 declared effective April 16, 2004. The contents of such Post-Effective Amendment No. 1, including the prospectuses and exhibits thereto and each of the documents incorporated by reference therein, are incorporated by reference in this Registration Statement. This Registration Statement includes the facing page, this page, the signature page, an exhibit index, and the required powers of attorney and consents.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mercer Island, State of Washington, on December 21, 2004.

KEMPER INVESTORS LIFE INSURANCE COMPANY
(Registrant)

/s/ Diane C. Davis
By:	Diane C. Davis, President and Chief Executive Officer
(Signature)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Diane C. Davis Diane C. Davis	President, Chief Executive Officer and Director (Principal Executive Officer)	December 21, 2004

Matthew Kindsvogel*/	Executive Vice President, Treasurer, Chief Financial Officer, and Director (Principal Financial Officer and Principal Accounting Officer)	December 21, 2004

Thomas D. Davenport*/	Vice President, Director, and Chief Actuary	December 21, 2004

David A. Bowers*/	Director	December 21, 2004

David A. Levinson*/	Director	December 21, 2004

Kenneth E. Owens*/	Director	December 21, 2004

/s/ Diane C. Davis */ By: Diane C. Davis	On December 21, 2004 as Attorney-in-Fact pursuant to powers of attorney filed herewith or by previous amendment.

Exhibit Index

5	Opinion and Consent of Counsel regarding legality

23(a)	Consent of PricewaterhouseCoopers LLP

24	Powers of Attorney for Diane C. Davis, Matthew Kindsvogel, David A. Bowers, David A. Levinson, Kenneth E. Owens, and Thomas D. Davenport